September 24, 2019

VIA ELECTRONIC (Steve.Cotton@aquametals.com) AND REGULAR MAIL

Steve Cotton, President Aqua Metals, Inc.
2500 Peru Drive
McCarren, Nevada 89434

Re: Operations, Maintenance and Management Agreement dated February 26, 2019 (“Agreement”), by and between Veolia North America Regeneration Services, LLC (“Veolia”) and Aqua Metals, Inc. (“Aqua Metals”)

Dear Steve:

As discussed and agreed between Veolia and Aqua Metals and effective on the date of this letter, Section 4.2(e) of the Agreement is hereby amended to change the date in Section 4.2(e) from “September 30, 2019” to “March 31, 2020”, which means Section 4.2(e) of the Agreement now reads as follows:

“(e) Veolia may elect to terminate the Agreement upon ten (10) days prior written notice in the event that Aqua fails to secure sufficient financing by March 31, 2020 to implement the expansion of the CP1 to a total of 32 AR Modules; and/or”

Except as modified above, all terms of the Agreement not specifically amended or modified by this letter shall remain unmodified and in full force and effect.

Please signify Aqua Metal’s agreement to this amendment in the space below.

Sincerely,

/s/ James Pawloski
James Pawloski, EVP & COO

AGREED AND ACCEPTED:

Aqua Metals, Inc,

/s/ Steve Cotton
Steve Cotton, President

Veolia North America Regeneration Services, LLC 4760 World Houston Parkway, Suite 100
Houston, Texas 770
tel. +1 832 300 5750
www.veolianorthamerica.com